Exhibit 99.1

Medley Capital Corporation Announces Fourth Quarter and Fiscal Year Ended September 30, 2012 Financial Results

New York, NY – December 10, 2012

Medley Capital Corporation (the “Company”) (NYSE: MCC) today announced its financial results for the quarter and year ended September 30, 2012.

Financial Results for the Quarter and Year ended September 30, 2012

Fourth Quarter Highlights

•	Declared a dividend of $0.36 per share
•	Net investment income of $0.36 per share
•	Net income of $0.37 per share
•	Net asset value (NAV) of $12.52 per share
•	Gross investment originations of $81.5 million
•	Issued 5.75 million shares of our common stock for net proceeds of $71.7 million
•	Amended and extended revolving credit facility and entered into a new senior term loan facility

Portfolio Investments

The total value of our investments, including cash and cash equivalents, was $406.8 million at September 30, 2012. During the quarter ended September 30, 2012, the Company originated $81.5 million of new investments and had $44.2 million of repayments resulting in net investment originations of $37.3 million. As of September 30, 2012, the Company had investments in securities of 38 portfolio companies with approximately 59.6% consisting of senior secured first lien investments, 38.6% consisting of senior secured second lien investments, 0.6% consisting of equities / warrants and 1.2% consisting of cash and cash equivalents. As of September 30, 2012, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 14.3% and there were no assets on non-accrual status.

Results of Operations: Three Months Ended September 30, 2012

The Company reported earnings and net investment income of $0.37 per share and $0.36 per share, respectively, calculated based upon the weighted average shares outstanding, for the three months ended September 30, 2012. As of September 30, 2012, the Company’s NAV was $12.52 per share.

Investment Income

For the three months ended September 30, 2012, gross investment income was $14.1 million and consisted of $12.4 million of portfolio interest income and $1.7 million of other fee income.

Expenses

For the three months ended September 30, 2012, total expenses were $7.0 million and consisted of the following: interest and credit facility financing expenses of $2.1 million, incentive fees of $1.8 million, base management fees of $1.7 million, professional fees of $0.5 million, administrator expenses of $0.5 million, directors fees of $0.1 million and other general and administrative related expenses of $0.3 million.

Net Investment Income

The Company reported net investment income of $7.1 million, or $0.36 per share, calculated based upon the weighted average shares outstanding, for the quarter ended September 30, 2012.

Net Realized and Unrealized Gains/Losses

For the three months ended September 30, 2012, the Company reported net realized losses of $138,279 and net unrealized appreciation of $372,642.

Results of Operations: Year Ended September 30, 2012

The Company reported earnings and net investment income of $1.25 per share and $1.31 per share, respectively, calculated based upon the weighted average shares outstanding, for the year ended September 30, 2012.

Investment Income

For the year ended September 30, 2012, gross investment income was $44.5 million and consisted of $38.3 million of portfolio interest income and $6.2 million of other fee income.

Expenses

For the year ended September 30, 2012, total expenses net of management fee waiver were $21.0 million and consisted of the following: incentive fees of $5.9 million, base management fees net of waiver of $5.5 million, interest and financing expenses of $5.0 million, professional fees of $1.6 million, administrator expenses of $1.5 million, directors fees of $0.5 million and other general and administrative related expenses of $1.0 million.

Net Investment Income

The Company reported net investment income of $23.5 million, or $1.31 per share, calculated based upon the weighted average shares outstanding, for the year ended September 30, 2012.

Net Realized and Unrealized Gains/Losses

For the year ended September 30, 2012, the Company reported net realized losses of $44,727 and net unrealized depreciation of $1.1 million.

Liquidity and Capital Resources

As of September 30, 2012, the Company had cash and cash equivalents of $4.9 million, $15.0 million of debt outstanding under its $137.5 million senior secured revolving credit facility, $55.0 million of debt outstanding under its senior secured term loan and $40.0 million in aggregate principal amount of 7.125% senior notes due 2019 were outstanding.

On August 31, 2012, we entered into a $55 million senior secured term loan (the “Term Loan Facility”). The Term Loan Facility has a bullet maturity in August 2017 and bears interest at LIBOR plus 4.00%, with no floor. Also, on August 31, 2012, we amended our $125 million senior secured revolving credit facility (the “Revolving Facility”) to:

•	Increase the borrowing capacity from $125 million to $132.5 million;
•	Extend the period during which we may make and repay borrowings under the Revolving Facility from August 2014 to August 2015 (all outstanding borrowings under the Revolving Facility are due and payable in August 2016); and
•	Reduce the interest rate of the Revolving Facility from LIBOR plus 3.75% per annum, with a 1% LIBOR floor, to LIBOR plus 3.75% per annum, with no LIBOR floor and, if our net asset value (as determined in accordance with the Revolving Facility) exceeds $350 million, to LIBOR plus 3.25%.

On September 25, 2012, we expanded the total commitments under our Revolving Facility from $132.5 million to $137.5 million. The $5 million increase in total commitments was the result of the addition of one new lender which further diversifies our lending relationships.

The Term Loan Facility and the Revolving Facility provide for an aggregate accordion feature permitting subsequent increases under the collective facilities up to an aggregate maximum amount of $300 million.

On November 1, 2012, the Company’s board of directors declared a quarterly dividend of $0.36 per share payable on December 14, 2012 to holders of record as of November 23, 2012.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, December 11, 2012.

All interested parties may participate in the conference call by dialing (800) 299-9086 approximately 5-10 minutes prior to the call: international callers should dial (617) 786-2903. Participants should reference Medley Capital Corporation and the participant passcode of 13280849 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities

	As of
	September 30, 2012	September 30, 2011

ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $394,482,053 and $153,268,701, respectively)	$393,741,357	$153,385,565
Affiliated investments (amortized cost of $8,678,596 and $46,087,374, respectively)	8,208,006	45,820,982
Total investments at fair value	401,949,363	199,206,547
Cash and cash equivalents	4,893,616	17,201,643
Interest receivable	3,940,148	1,679,738
Deferred financing costs, net	4,651,724	1,259,382
Other assets	232,496	782,006
Deferred offering costs	103,671	-

Total assets	$415,771,018	$220,129,316

LIABILITIES
Revolving credit facility payable	$15,000,000	$-
Term loan payable	55,000,000	-
Notes payable	40,000,000	-
Payable for investments purchased	10,212,300	-
Management and incentive fees payable, net	3,514,772	1,483,751
Interest and fees payable	1,048,205	1,667
Accounts payable and accrued expenses	924,152	626,261
Administrator expenses payable	465,412	346,293
Deferred revenue	173,627	18,648
Due to affiliate	13,246	-
Deferred offering costs payable	80,073	-

Total liabilities	$126,431,787	$2,476,620

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized,
23,110,242 and 17,320,468 common shares issued and outstanding, respectively	$23,110	$17,320
Capital in excess of par value	285,012,499	214,509,815
Accumulated undistributed net investment income	5,559,635	3,220,089
Accumulated net realized gain (loss) from investments	(44,727)	55,000
Net change in unrealized appreciation (depreciation) on investments	(1,211,286)	(149,528)
Total net assets	289,339,231	217,652,696

Total liabilities and net assets	$415,771,018	$220,129,316

NET ASSET VALUE PER SHARE	$12.52	$12.57

Medley Capital Corporation

Consolidated Statements of Operations

	For the three months ended September 30		For the year ended September 30
	2012	2011	2012	2011

INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$11,414,030	$4,400,874	$35,376,190	$8,517,020
Affiliated investments	960,072	1,552,370	2,973,533	4,217,333
Total interest income	12,374,102	5,953,244	38,349,723	12,734,353
Interest from cash and cash equivalents	1,663	6,033	5,176	69,763
Other fee income	1,689,616	931,284	6,165,393	1,764,738
Total investment income	14,065,381	6,890,561	44,520,292	14,568,854

EXPENSES
Base management fees	1,739,135	989,776	5,521,293	2,678,806
Incentive fees	1,775,638	633,960	5,886,482	713,745
Interest and financing expenses	2,119,798	163,072	5,010,670	163,072
Administrator expenses	465,412	346,293	1,539,585	866,055
Professional fees	497,962	262,140	1,600,240	628,209
Directors fees	103,543	126,813	481,047	448,871
Insurance	121,887	104,414	465,212	287,326
General and administrative	139,456	56,756	510,961	130,570
Organizational expense	-	-	-	92,226
Expenses before management fee waiver	6,962,831	2,683,224	21,015,490	6,008,880
Management fee waiver	-	(219,770)	(41,126)	(1,068,688)
Total expenses net of management fee waiver	6,962,831	2,463,454	20,974,364	4,940,192
Net investment income before excise taxes	7,102,550	4,427,107	23,545,928	9,628,662
Excise tax expense	-	-	(35,501)	-
NET INVESTMENT INCOME	7,102,550	4,427,107	23,510,427	9,628,662

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(138,279)	-	(44,727)	55,000
Net unrealized appreciation/ (depreciation) on investments	372,642	(493,455)	(1,061,758)	(149,528)
Net gain/(loss) on investments	234,363	(493,455)	(1,106,485)	(94,528)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$7,336,913	$3,933,652	$22,403,942	$9,534,134

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.37	$0.23	$1.25	$0.55
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.36	$0.26	$1.31	$0.56
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	19,702,818	17,320,468	17,919,310	17,258,215

DIVIDENDS DECLARED PER COMMON SHARE	$0.36	$0.21	$1.20	$0.37

ABOUT MEDLEY CAPITAL CORPORATION

The Company is an externally-managed, non-diversified closed-end management investment company that is regulated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC, an affiliate of Medley LLC (“Medley”), is a registered investment adviser under the Investment Advisers Act of 1940. Medley specializes in credit investing, including direct private lending and corporate credit related strategies and provides first lien, second lien and unitranche term loans to lower middle-market and middle-market companies with an investment size between $7-50 million. Medley will support acquisition and growth financings, leveraged buyouts, management buyouts, bank debt restructurings, CAPEX, Chapter 11 exit financing and DIP financing. Medley is headquartered in New York City with offices in San Francisco.

FORWARD-LOOKING STATEMENTS

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Richard T. Allorto

212.759.0777